POWER OF ATTORNEY

Mary Constance Beck

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with

the United States Securities and Exchange

Commission and any stock exchange or similar

authority; and

(4) take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-

in-fact, may be of benefit to, in the best

interest of, or legally required by, the

undersigned, it being understood that the

documents executed by such attorney-in-fact

on behalf of the undersigned pursuant to this

Power of Attorney shall be in such form and

shall contain such terms and conditions as

such attorney-in-fact may approve in such

attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to

do and perform any and every act and thing

whatsoever requisite, necessary, or proper

to be done in the exercise of any of the

rights and powers herein granted, as fully

to all intents and all purposes as the

undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming

all that such attorney-in-fact, or such

attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by

virtue of this power of attorney and the

rights and powers herein granted.  The

undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such

capacity at the request of the undersigned,

are not assuming, nor is the Company

assuming, any of the undersigned's

responsibilities to comply with Section

16 of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or

her powers and authorities hereunder, but

shall not affect the powers and authorities

herein granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is

no longer required to file Forms 3, 4 and

5 with respect to the undersigned's holdings

of and transactions in securities issued by

the Company, unless earlier revoked by the

undersigned in a signed writing delivered

to the foregoing attorneys-in-fact at the

then current mailing address of the

Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

and made effective as of this 25th day of

July, 2006.

/s/ Mary Constance Beck

Mary Constance Beck